UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2016

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54677 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Boulevard, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices, Zip Code)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))]
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2016, Bart Mackay resigned as a member of the Board of Directors (the “Board”) CV Sciences, Inc. (the “Company”). His resignation did not result from any disagreement with the Company. Mr. Mackay resigned as a director due to business commitments.

On June 2, 2016, the Board appointed Gary R. Sligar as a director of the Company to fill the vacancy created by the resignation of Mr. Mackay. Pursuant to the Company’s Bylaws, Mr. Sligar shall hold office until the next election of directors by the shareholders of the Company.

Mr. Sligar’s career spans 35 years in the commercial real estate industry including appraisal, commercial mortgage, property/asset management, leasing, construction and development. Since 2000, Mr. Sligar has co-owned and managed Paradise Properties, LLC, a Florida-based real estate investment/development company focusing on office, retail, hotel, restaurant and multifamily properties in Southwest Florida. In 2008, Mr. Sligar founded TRECAP Partners, LLC which was subsequently acquired by Hunt Investment Management. Mr. Sligar served as President of Hunt Investment Management until 2012 and a consultant to Hunt Investment Management from 2012 to 2014. Mr. Sligar also served on the Board of Directors of Hunt Investment Management. Prior to Paradise Properties, LLC, Mr. Sligar was the founder and Chief Executive Officer of Compass Management and Leasing, Inc. from 1989 until its sale to Lasalle Partners in 1999. Before the formation of Compass Management and Leasing, Inc., Mr. Sligar was the Executive Vice President responsible for the New York office asset management operations for Equitable Real Estate from 1986 to 1989. Mr. Sligar is a graduate of Tulsa University and has completed certain graduate studies at the University of Houston. Mr. Sligar’s extensive business background makes him a valuable member of the Board.

There are no arrangements or understandings between Mr. Sligar and any other person pursuant to which Mr. Sligar was selected as a director of the Company. Mr. Sligar is not a participant in, nor is he to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Other than the Company’s formal plan for compensating its independent directors for their services, whereby each independent director receives $500 per meeting of the Board attended, there are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Mr. Sligar in connection with his election to the Board, nor are there any grants or awards made to Mr. Sligar in connection therewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2016

CV SCIENCES, INC.

By: /s/ Michael Mona, Jr.
Michael Mona, Jr.
President and Chief Executive Officer